Exhibit 10.16(b)

AMENDMENT NO. 1 TO THE

PHASE I/IB COMBINATION STUDY AGREEMENT

THIS AMENDMENT NO. 1 TO THE PHASE I/IB COMBINATION STUDY AGREEMENT (this “Amendment”) dated as of December 20, 2017 amends the Phase I/IB Combination Study Agreement (the “Agreement”), made and entered into as of October 5, 2015, between Corvus Pharmaceuticals, Inc., having a principal office located at 863 Mitten Road, Suite 102, Burlingame, CA 94010 (“Corvus”), and Genentech, Inc., having a principal office located at 1 DNA Way, South San Francisco, CA 94080.

WHEREAS, Genentech and Corvus wish to amend the Agreement to modify certain obligations with respect to certain Confidential Information.

NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto (individually, a “Party”; collectively, the “Parties”) hereby agree as follows:

1.         Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.         Amendment to Section 7.2 (d).  Section 7.2(d) of the Agreement is hereby deleted in its entirety and replace with the following:

“(d)      Affiliates; Professional Advisors; Other Third Parties.  A  Party may disclose the terms of this Agreement (or a summary thereof) or the other Party’s Confidential Information or Joint Confidential Information, as the case may be, on a confidential basis and to the extent reasonably necessary, to its Affiliates, board members, accountants, attorneys, auditors or other professional advisors; provided that any such board members, accountants, attorneys, auditors or other professional advisors are contractually bound in writing by obligations reasonably similar to those set forth in Section 7.1.  A Party may disclose the terms of this Agreement (or a summary thereof) or any Joint Confidential Information, to the extent reasonably necessary, to any bona fide (as evidenced by a written offer) potential or actual investors, licensees, collaborators, acquirers or merger partners for the sole purpose of evaluating an actual or potential investment, license, collaboration, acquisition or merger; provided, however any such permitted disclosees must be contractually bound in writing by obligations reasonably similar to those set forth in Section 7.1.”

3.         Miscellaneous.

(a)        Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)        This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the Parties, notwithstanding that all of the Parties are not signatories to the original or the same counterpart.

(c)        This Amendment expresses the entire understanding of the Parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

(d)        This Amendment, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed and enforced in accordance with the substantive laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

GENENTECH, INC.

By:	/s/ Mark T. Noguchi
Name:	Mark T. Noguchi
Title:	Global Head Alliance Management Partnering
Date:

CORVUS PHARMACEUTICALS, INC.

By:	/s/ Daniel Hunt
Name:	Daniel Hunt
Title:	Senior VP, Chief Business Officer
Date:	January 2, 2018